SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
      240.14a-12

                            TRIPOS, INC.
          (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules
        14a-6(i)(1) and 0-11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4) Proposed maximum aggregate value of transaction:

        5) Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ]     Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)  Amount Previously Paid:

          2)  Form, Schedule or Registration Statement No.:

          3)  Filing Party:

          4)  Date Filed:




                       Company's Triangle Logo
                            TRIPOS, INC.


              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To be held May 11, 2000

To Our Shareholders:

      The Annual Meeting of Shareholders of Tripos, Inc. (the "Company") will be held at the World Trade Center St. Louis, 121 S. Meramec, 10th Floor, Clayton, Missouri 63105 at 1:00 p.m. local time on May 11, 2000 for the following purposes:

     1. To elect directors to serve for the ensuing year or until their successors are elected; and

     2. To act upon such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 4, 2000 as the record date for determining those shareholders who will be entitled to notice of and to vote at the Annual Meeting.

     Representation of at least a majority of all outstanding shares of Common Stock of the Company is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY FORM AND RETURN IT IN THE ENCLOSED ENVELOPE. You may revoke your proxy at any time prior to the time it is voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                             Sincerely,



                                             Colleen A. Martin
                                             Corporate Secretary

St. Louis, Missouri
April 7, 2000





         Shareholders Should Read the Entire Proxy Statement
           Carefully Prior to Returning Their Proxy Forms

                           PROXY STATEMENT
                                 FOR
                  ANNUAL MEETING OF SHAREHOLDERS OF
                            TRIPOS, INC.

                       To be held May 11, 2000

      This Proxy Statement is furnished to shareholders of Tripos, Inc. ("Tripos" or the "Company"), a Utah corporation, in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Shareholders to be held at 1:00 p.m. local time on May 11, 2000 at the World Trade Center St. Louis, 121 S. Meramec, 10th Floor, Clayton, Missouri 63105, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy form are first being mailed to shareholders on or about April 7, 2000.

                   VOTING RIGHTS AND SOLICITATION

      The close of business on April 4, 2000 was the record date for shareholders entitled to notice of and to vote at the Annual Meeting. As of that date, Tripos had 3,487,852 shares of Common Stock, $.01 par value per share (the "Common Stock"), issued and outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and shareholders of record entitled to vote at the meeting will have one (1) vote for each share so held on the matters to be voted upon.

      Shares of the Company's Common Stock represented by proxies in the accompanying form that are properly executed and returned to Tripos will be voted at the Annual Meeting of Shareholders in accordance with the shareholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the directors as described herein under "Proposal 1 -- Election of Directors". Management does not know of any matters to be presented in this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgement.

     Any shareholder has the right to revoke his or her proxy at any time before it is voted. A proxy may be revoked either by written notice to the Secretary of the Company or by attending the meeting and voting in person.

     A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies which are marked to "withhold authority" with respect to the election of any one or more of the nominees for election of directors and proxies which are marked to "abstain" with respect to any other matter will be counted for the purpose of determining the number of shares represented by proxy at the meeting and the presence or absence of a quorum.

     The affirmative vote of a plurality of the shares present, in person or by proxy, at the Annual Meeting, is required to elect directors. "Plurality" means that the nominees who receive the largest number of votes cast, up to the maximum number of directorships to be filled, will be elected. Consequently, marking the proxy statement to withhold a vote for one or more nominees does not have the effect of a vote against that director(s), but will have an effect on the number of votes cast in the election and could effect the outcome.

     If no specification is made on a duly executed proxy, the proxy will be voted FOR election of the directors nominated by the Board of Directors. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

      The entire cost of soliciting proxies will be borne by Tripos. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telefax or special letter by officers and regular Tripos employees for no additional compensation. The Board of Directors of the Company has engaged ChaseMellon Shareholder Services to provide routine advice and services. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the Company's Common Stock, and such persons shall be reimbursed for their reasonable expenses.

                        SHAREHOLDER PROPOSALS

      Proposals of Shareholders intended to be presented at the 2001 Annual Meeting must be received by the Company no later than December 12, 2000, for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

     In order for a Shareholder to nominate a candidate for director under the Company's Bylaws, timely notice of the nomination must be received by the Company in advance of the meeting. Such notice must be received by the Company no later than March 11, 2001, and no earlier than February 11, 2001. The Shareholder filing the notice of nomination must describe various matters regarding the nominee as set forth in the Company's Bylaws, including such information as name, address, occupation and shares held.

     Under the Company's Bylaws, in order for a Shareholder to bring other business before a Shareholder meeting, timely notice must be received by the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor, and other matters specified in the Company's Bylaws. These requirements are separate from and in addition to requirements a Shareholder must meet to have a proposal included in the Company's proxy statement and proxy. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

      In each case the notice must be given to the Secretary of the Company, whose address is 1699 South Hanley Road, St. Louis, Missouri 63144.



Issuance of Series B Preferred Stock

     On February 4, 2000, the Company issued 409,091 shares of Series B Preferred Stock for an aggregate purchase price of $9,000,000. Cumulative dividends of $1.10 per share per annum are payable upon the earlier of the conversion or redemption of such share. Each share of preferred stock may be converted, at the option of the holder, into one share of common stock. The preferred stock is subject to mandatory redemption at a price of $22 per share plus accreted dividends on February 4, 2005 provided that the holder has provided notice of its intention to have its shares redeemed on or prior to February 4, 2004. A provision of the terms of issuance is that the purchaser of the Series B Preferred Stock has the right to appoint one (1) member to the Board of Directors of Tripos, Inc. Dr. Friedrich von Bohlen was appointed to this position. The holders of Series B Preferred Stock are entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock are then convertible, initially 409,091.




             MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                             PROPOSAL 1:

                    ELECTION OF TYPE I DIRECTORS

      The Company has two classes of Directors on its Board. The Type I class is made up of five (5) Directors who stand for re-election by the holders of Common shares at each annual meeting. The Type II Class is made up of one (1) director who has been added to the Board as a condition under the terms of the offering of Series B Preferred Shares that were sold in a private placement transaction on February 4, 2000. This director is not required to stand for election by holders of the Common Stock until such time as the Preferred Stock has been converted into Common Stock.

     The nominees for the Board of Directors in Type I are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominees for directors listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, either the size of the Board will be reduced or the proxies will be voted FOR any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. The directors will serve for a one year term, or until their respective successors are duly elected and qualified. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

Type I Nominees to Board of Directors

    Name         Director  Age       Name                Director   Age
                  Since                                   Since

Ralph S. Lobdell   1994    56    Alfred Alberts            1997     68
Stewart Carrell    1994    66    John P. McAlister, III    1994     51
Gary Meredith      1996    65    Ferid Murad               1996     63


     Ralph S. Lobdell has served as Chairman of the Board of Directors of the Company since June 1994. Mr. Lobdell received his Bachelor of Science degree from the U.S. Naval Academy in 1965 and his Master of Business Administration from Stanford University in 1972. Mr. Lobdell worked for First Chicago Corporation from 1972 through 1977, initially on the parent company staff and then its venture capital subsidiaries. In 1977, Mr. Lobdell joined Abbott Laboratories in Chicago in Corporate Planning and Development. Mr. Lobdell worked for the Harbour Group, a St. Louis based investment company, from 1979 to 1991 and was appointed President in 1987. He served on the Board of Directors of virtually all of Harbour's portfolio companies acquired during his tenure.

      Alfred Alberts was named a Director of the Company in February 1997. Mr. Alberts is currently serving on the Board of Directors of Inflazyme Pharmaceuticals, Ltd., Vancouver, and is a scientific consultant to several major pharmaceutical companies. He served as the Vice President of Biochemistry and Natural Product Discovery at Merck Research Laboratories prior to his retirement in 1995. Prior to joining Merck, Mr. Alberts was a member of the faculty of the Department of Biochemistry at Washington University, St. Louis. Mr. Alberts has co-authored six patents and received several prestigious awards including the Thomas Alva Edison Award, the Inventor of the Year Award as well as an Honorary Doctor of Science degree from the University of Maryland.

      Stewart Carrell has been a Director of the Company since May 1994. He also serves as Chairman of the Board of Directors of Evans & Sutherland Computer Corporation and of Seattle Silicon Corporation. Between 1984 and 1994, Mr. Carrell was Chairman and Chief Executive Officer of several companies through his association with the investment banking and venture capital firm of Hambrecht & Quist. Prior to 1984, Mr. Carrell was employed for 25 years by Texas Instruments in various capacities, the most recent of which was Executive Vice President. Mr. Carrell holds an undergraduate degree from Southern Methodist University and a Masters degree from Stanford University.

      Dr. John P. McAlister, III has served as Chief Executive Officer and Director since May 1994. Dr. McAlister obtained his B.S. in Chemistry from Tarleton State College in 1971 and his Ph.D. in Biochemistry and X-Ray Crystallography from the University of Wisconsin, Madison, in 1978. After a two-year post-doctoral appointment, Dr. McAlister joined the staff of the Computer Systems Laboratory at Washington University, St. Louis, in 1980, where he served first as Associate Director of the MMS-X National Collaborative Research Program and then as Research Associate in Computer Science. Dr. McAlister began working for Tripos in 1982 under contract to supervise software development for molecular graphics applications. In 1984, he joined Tripos as Director of Software Research and Development. In 1987, Dr. McAlister was named Vice President, Research and Development, and in 1988 was promoted to President.

      Gary Meredith was named a Director of the Company in January 1996. He retired from his position as Senior Vice President of Evans & Sutherland Computer Corporation ("E&S") during 1999. Mr. Meredith had been with E&S for twenty-two years during which time he held several positions including Assistant to the President, VP-Administration, President-Interactive Systems Division, VP-Development and Secretary, and Chief Financial Officer. Prior to joining E&S, he was President of Interwest General Corporation and Windsor Industries. Mr. Meredith also was Chairman and President of Reid-Meredith, Inc., a company he founded in 1962. Mr. Meredith received his B.S. degree from Brigham Young University. In addition to his position on the Board of Directors of Tripos, Mr. Meredith is a Director of Regence Blue Cross/Blue Shield of Utah.

     Dr. Ferid Murad was named a Director of the Company in November 1996. Dr. Murad received his M.D. and Ph.D. from Case Western
Reserve University. Dr. Murad is the former Vice President of Pharmaceutical Research and Development at Abbott Laboratories, and formerly, the President and CEO of Molecular Geriatrics Corporation, a bio-pharmaceutical company. Dr. Murad has held a number of notable positions during his career including Chairman of the Department of Medicine at Stanford University, Chief of Medicine at Palo Alto Veterans Administration Hospital, and Director of Clinical Research at the University of Virginia School of Medicine. Dr. Murad was the 1998 co-recipient of the Nobel Prize for Physiology or Medicine as well as the 1996 recipient of the Albert Lasker Medical Research award and is a member of the National Academy of Science. He is currently Professor and Chairman of the Department of Integrative Biology, Pharmacology and Physiology at the University of Texas Medical School in Houston.

      There are no family relationships among executive officers or directors of the Company. No related party transactions occurred between the Company and any of the directors or their affiliates.



Type II Director

     Dr. Friedrich von Bohlen, age 37, was named a Director of the Company in February 2000. He also serves as the Chief Executive Officer of Lion Bioscience AG of Heidelberg, Germany. Dr. von Bohlen earned Diplomas in Economics in 1986 and in Biochemistry in 1988 from the University of Zurich and received his Ph.D. from the Swiss Federal Institute of Technology (ETH) in Zurich in 1992. Dr. von Bohlen advanced rapidly in his career working first at Fresenius AG in R&D Project Management (1992-1993) then as assistant to the Chairman of FAG Kugelfischer KgaA responsible for turnaround projects (1993-1994). He assumed the position of CEO of WASAG Chemie AG from 1994 through 1997. In March 1997, Dr. von Bohlen joined with three other scientists to found LION Bioscience AG, the leading bioinformatics and genomics company in Germany at which time he became its CEO.


Board Meetings and Committees

      During the fiscal year ended December 31, 1999, the Board of Directors of the Company held a total of nine (9) meetings. During this period, a quorum of directors attended or participated in all of (i) the meetings of the Board that were held and (ii) the meetings held by all committees of the Board of which they were members.

      The Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee, and a Technical Review Committee. There is no nominating committee or committee performing the functions of such committee.

       The Audit Committee meets with the Company's financial management and its independent accountants at various times during each year and reviews internal control conditions, audit plans and results, and financial reporting procedures. This Committee, consisting of Stewart Carrell, Ralph Lobdell, Alfred Alberts, Gary Meredith and Ferid Murad, held two (2) meetings during fiscal 1999.

      The Compensation Committee reviews and approves the Company's compensation arrangements for management. This Committee, consisting of Ralph Lobdell, Alfred Alberts, Stewart Carrell, Gary Meredith and Ferid Murad, held one (1) meeting during fiscal 1999.

      The Executive Committee receives investment proposals from within and without the Company and decides whether they merit consideration. This Committee, consisting of Ralph Lobdell, Alfred Alberts, Stewart Carrell, Gary Meredith and Ferid Murad, held five
(5) meetings during fiscal 1999.

      The Technical Review Committee reviews and approves the mechanisms by which scientific and software development decisions are made by the Company. This Committee, consisting of John McAlister, Alfred Alberts, Ferid Murad and several key employees, did not meet during fiscal 1999.

Director Remuneration

      Non-employee members of the Board, except for Mr. Lobdell, are each paid an annual retainer of $10,000, and are reimbursed for all out-of-pocket costs incurred in connection with their attendance at all Board meetings and applicable committee meetings. The annual retainer is paid quarterly in the form of 50% cash and 50% stock valued at the then market rate. Employee members of the Board receive no additional compensation for their service on the Board.

     Under the Tripos, Inc. 1994 Director Option Plan, an individual who first becomes a non-employee member of the Board will receive an automatic option grant for 10,000 shares of the Company's Common Stock upon commencement of Board service, and each individual with six or more months of Board service will receive an automatic option grant for an additional 2,500 shares on January 1 of each year. Options issued under the Tripos, Inc. 1994 Director Option Plan become exercisable at a rate of twenty-five percent (25%) of the shares under such option on each anniversary of the grant of the option. There are currently 240,000 shares reserved for issuance of options under the 1994 Director Option Plan, as amended. The exercise price for the options granted under the 1994 Director Option Plan is equal to the fair market value of the Common Stock as of the last trading day immediately prior to the date the option is granted. The options have a term of ten years. However, each option automatically terminates 90 days after the optionee ceases to be a director of the Company or ceases to be employed as a consultant to the Board. In the event of the optionee's death or disability, the options terminate twelve (12) months from the date of the occurrence.

     Dr. Ferid Murad, receives a $1,000 fee for his role as Chairman of the Technical Review Committee for every meeting he attends, and is reimbursed for all out-of pocket costs incurred with his attendance at such meetings.

      Mr. Ralph Lobdell receives an annual retainer of $25,000 as Chairman of the Board for the Company, in lieu of the $10,000 annual retainer received by other non-employee Board members, and is reimbursed for all out-of-pocket expenses related to attendance at meetings of the Board of Directors. Mr. Lobdell's annual retainer is paid quarterly in the form of 50% cash and 50% stock valued at the then market rate.

      No other compensation is paid to the non-employee members of the Board with respect to service on the Board.

Recommendation of the Board of Directors

      The Board of Directors recommends that the shareholders vote FOR the election of each of the above nominees.


                       OWNERSHIP OF SECURITIES

     The following table sets forth, as of the Record Date, the name of each person who owns of record or is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, the number of shares owned by all directors, the executive officers named in the Summary Compensation Table (the "Named Executive Officers") and all directors and executive officers as a group, and the percentage of the outstanding shares represented thereby. The Company believes that each of the directors and executive officers has sole voting and investment power over such shares of Common Stock.

Holders of More than 5%
                                 Amount and
                                 Nature of         (1)
Name and Address of Beneficial   Beneficial     Percent of
Owner                            Ownership        Class

Brown Capital Management, Inc.  564,000 (2)       14.5%
809 Cathedral Street
Baltimore, Maryland 21201

State  of Wisconsin             378,334 (2)        9.7%
Investment Board
121 East Wilson Street
Madison, Wisconsin  53707

Dimensional Fund                225,265 (2)        5.8%
Advisors, Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Reed Conner & Birdwell, Inc.    194,655 (2)        5.0%
11111  Santa Monica Boulevard,
Suite 1700
Los Angeles, California 90025

LION Bioscience AG              409,091 (3)       10.5%
Waldhofer Strasse 98
D-69123 Heidelberg, Germany

Directors and Named Executive Officers:

                                 Amount and
                                 Nature of          (1)
Name of Beneficial Owner         Beneficial       Percent
                                 Ownership       of Class

Ralph S. Lobdell                   56,574          1.5%
Alfred Alberts                     10,762           *
Stewart Carrell                    50,543          1.3%
Gary Meredith                       4,598           *
John P. McAlister III             155,434          4.0%
Ferid Murad                        33,728           *
Richard D. Cramer III              57,663          1.5%
Peter Hecht                        35,469           *
Martin Stuart                      40,341          1.0%
Paul L. Weber                      40,629          1.0%
Mary P. Woodward                   41,350          1.1%
All directors and named
executive officers as a
group  (11 persons)               527,091         13.5%

* Less than one percent of the outstanding Common Stock.

(1) Percentage of beneficial ownership is calculated assuming 3,487,852 shares of Common Stock were outstanding on April 4, 2000 plus the assumed conversion into Common Stock of the 409,091 Series B Preferred Shares. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership within sixty days of April 4, 2000, including but not limited to the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934.

(2)     This  information is based on Schedules 13G filed  with  the
  Securities and Exchange Commission (the "SEC"). The reporting entity attests that they have sole voting and investment power over their reported shares of Common Stock.

(3) Number of shares and percentage of ownership had the Series B Preferred Stock been converted into Common Stock.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange
Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based on its review of the copies of such forms received by it, or written representations from certain reporting persons that no year-end reports on Forms 5 were required for those persons, the Company believes that, during fiscal 1999, its officers, directors, and greater than ten-percent beneficial owners complied with all applicable filing requirements.


                             MANAGEMENT

Set forth below is certain information with respect to additional executive officers and key employees of the Company not listed in "Election of Directors":

          Name           Age       Title

Richard D. Cramer, III   58   Vice President, Scientific Activities
Donald R. Felley         57   Senior Director, North America/Asia-Pacific Sales
Peter Hecht              37   Vice President, European Research Operations
Trevor W. Heritage       33   Vice President, Software Research &
                              Development and Marketing
Edward E. Hodgkin        36   Senior Director, Contract & Discovery
                              Research, Americas and Asia
Colleen A. Martin        39   Vice President, Chief Financial Officer,
                              and Secretary
David E. Patterson       48   Senior Fellow
Dieter Schmidt-Baese     41   Senior Director, European Sales
Martin Stuart            43   Vice President, Business Development
Paul L. Weber            41   Vice President, Software Consulting Services
Mary P. Woodward         54   Vice President, Strategic Development
John D. Yingling         43   Corporate Controller and Treasurer


      Dr. Richard D. Cramer, III received his A.B. degree from Harvard University in Chemistry and Physics in 1963, and his Ph.D. in Physical Organic Chemistry from the Massachusetts Institute of Technology in 1967. Dr. Cramer worked for Polaroid Corporation from 1967 through 1969. This was followed by a two-year fellowship as a senior member of the computer synthesis group at Harvard University under direction of Dr. E. J. Corey. Dr. Cramer joined Smith Kline & French Laboratories in 1971. He was awarded a succession of titles culminating in Associate Director and Fellow, Medicinal Chemistry. Dr. Cramer joined Tripos in 1983 as Vice President of New Products where he formulated the techniques of Comparative Molecular Field Analysis (CoMFA), a patented software technology, at Tripos. Dr. Cramer was named Vice President of Scientific Activities in 1988. Dr. Cramer also founded and previously served on the Board of Directors of STATS, Inc.

     Dr. Donald R. Felley received his B.S. degree in Biology from Grove City College in 1964. He was awarded his Ph.D. in Entomology/Biochemistry from Syracuse University/SUNY in 1970. From 1970 until 1984 Dr. Felley worked for Rohm and Haas Company in various research and international management positions. From 1984 until joining Tripos, Inc Dr. Felley worked for FMC Corporation as Director of Asia and then Director of Europe. Dr. Felley joined Tripos, Inc. in 1998 as Director of Asia-Pacific Sales and was promoted in 1999 to his current position.

      Dr. Peter Hecht received a degree in pharmacy from Vienna University, Austria in 1987. From 1987 to 1990 he worked at the Sandoz Research Institute in Vienna on the design of anti-fungal compounds as part of his Ph.D. thesis, which he completed in 1990. From 1990 to 1992 he served as a post-doctoral researcher at Tripos St. Louis, funded initially by Sandoz then by the Erwin Schroedinger scholarship. From 1992 to 1995 he worked at the Sandoz Research Institute in Vienna as head of the local computational chemistry group. In 1995, he joined Tripos in Munich and has been establishing the drug discovery efforts of Tripos as well as the consultancy service business in Europe. Dr. Hecht was promoted to Vice President, European Research Operations and additionally, General Manager of Tripos Receptor Research, in November 1997.

      Dr. Trevor W. Heritage received his Ph.D. in Organic Chemistry from University of Reading, England in 1990. Dr. Heritage joined Shell Research Ltd. in 1990 as a computational chemist working on the design of agrochemical products, catalysts and petroleum additives. Dr. Heritage joined Tripos in 1994, where he has held scientific research, marketing, and software development positions. Dr. Heritage has played a leading role in the design and implementation of Tripos' UNITY, EVA/QSAR, and patented HQSAR technology. Dr. Heritage was promoted to Vice President, Software Research and Development in April 1998. In October 1999, he assumed responsibility for the Corporate Marketing organization.

      Dr. Edward E. Hodgkin received his M.A. in Chemistry in 1985 and Ph.D. in 1987 from Oxford University. Dr. Hodgkin was a post-doctoral fellow at Washington University Medical School in St. Louis, before joining British Biotech in 1990 as Senior Scientist. In 1994 he joined Wyeth-Ayerst Research in the UK as Principal Scientist, relocating to the Princeton, NJ facility in 1995, where he held a number of positions including Associate Director, Structural Biology, with responsibility for Computational Chemistry, X-Ray Crystallography and Protein NMR. During 10 years in the pharmaceutical industry he has been involved in a wide variety of drug discovery projects and therapeutic areas, as scientist, team leader and manager. Dr. Hodgkin joined Tripos in June 1999 as Senior Director, Contract and Discovery Research, Americas and Asia.

      Ms. Colleen A. Martin received her B.S. degree in Accounting from the University of Missouri, St. Louis, in 1982 and has attended Northwestern University's J.L. Kellogg Graduate School of Management Executive Programs. Ms. Martin, a Certified Public Accountant, worked on the audit staff for KPMG Peat Marwick LLP from 1982 through 1984 and worked for Continental Cablevision as District Controller from 1984 through 1989. Ms. Martin joined Tripos in June 1989 as Controller and was promoted to Vice President and Chief Financial Officer in April 1995.

      Mr.  David  E. Patterson received his B.S. degree  in  Applied
Mathematics  and  Computer Science in 1974 and an  M.S.  in  Systems
Science in 1980 from Washington University in St. Louis. Mr. Patterson worked as a Senior Research Scientist with the Center for Air Pollution Impact and Trend Analysis from 1976 until joining Tripos in 1986. His positions have included Product Manager for QSAR and Senior Director of New Products prior to being promoted to Senior Fellow in March 1996.

     Dr. Dieter Schmidt-Baese received his Ph.D. in Organometallic Chemistry and Crystallography from University of Goettingen in Germany in 1988. Dr. Schmidt-Baese worked at the University of Wisconsin in Madison on Organo Lead Compounds for Protein Structure Determination as a research associate. After returning from the U.S. Dr. Schmidt-Baese joined Tripos in 1991, where he has held positions as Account Manager, Regional Account Manager and most recently as Director of Discovery Software Business in the Tripos Munich office. Dr. Schmidt-Baese was promoted to Senior Director of European Sales in April 1999.

      Dr. Martin Stuart received his B.S. degree in Physics and Mathematics from the Council for National Academic Awards in London in 1982. He was awarded a Ph.D. in the Physics of Thin Films from the University College of North Wales in 1986. Dr. Stuart is a member of the Institute of Physics and is a Chartered Physicist. Dr. Stuart joined 3M Company in 1974 and held several scientific positions, and ultimately, Senior Research Scientist. His work ranged from optimization of photographic development systems to the design of highly efficient drug delivery systems. Dr. Stuart joined Tripos in 1987 to support its products in the United Kingdom and Scandinavia. He was promoted to Manager of Asia Pacific Sales in 1993. Dr. Stuart was promoted to Vice President of the Americas and Asia Pacific Sales in February 1996. In November 1997, he was promoted to Vice President and General Manager, ADS Products. Dr. Stuart was promoted to Vice President, Sales and Marketing in November 1998. In October 1999, he was named to the post of Vice President, Business Development.

      Dr. Paul L. Weber obtained his B.S. degrees in Chemistry and Honors Biology from the University of Illinois, Urbana in 1981. He was awarded his Ph.D. in Biochemistry from the University of Washington, Seattle in 1985. Prior to joining Tripos, Dr. Weber was employed as Director of Scientific Applications at Hare Research, Inc. where he was involved with business development, customer support, sales and program documentation, development and debugging. Dr. Weber joined Tripos in January 1991 as the NMR Project Manager. In January 1995, Dr. Weber was promoted to Senior Director, Product Development and in November 1995 to Vice President, Product Development. In 1997, Dr. Weber initiated the Software Consulting
Services  effort  and was named Vice President, Software  Consulting
Services.

      Ms. Mary P. Woodward obtained her B.A. degree in English from Creighton University in 1967, her M.A. in English from the University of Kansas in 1969, and has taken courses in high technology, international marketing and strategic alliance offered in the Berkeley, Stanford, and Northwestern J.L. Kellogg Graduate School of Management Executive Programs. Since joining Tripos in 1983, Ms. Woodward has held a series of sales, legal, and marketing administration positions, and is currently Vice President, Strategic Development.

      Mr.  John  D. Yingling received his B.S. degree in  Accounting from the University of Missouri, St. Louis, in 1979 and holds certificates as a Certified Public Accountant and a Certified Cash Manager. Mr. Yingling worked for Storz Instrument Company, a micro-surgical instrument manufacturer, in a series of accounting positions from 1979 to 1983 and for Clayton Brokerage Company from 1983 to 1985. This was followed by several accounting, tax and
treasury  positions at Venture Stores, Inc. from 1985 to 1995.   Mr.
Yingling joined Tripos in May 1995 as U.S. Controller and was promoted to Corporate Controller & Treasurer in January 1999.



           EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

   The following table sets forth the compensation earned by the Named Executive Officers for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1999, December 31, 1998, and December 31, 1997.

                     SUMMARY COMPENSATION TABLE

                                              Long-Term
                              Annual        Compensation
                           Compensation        Awards
                                                        Securities
                                                        Underlying   All Other
 Name & Principal      Year  Salary   Bonus    LTIP     Options    Compensation
     Position                ($) (1) ($) (2)  Payouts $  # (3)        ($) (4)

John P. McAlister, III 1999 225,000     -       -        20,000        4,800
President and Chief    1998 202,083     -       -           -          4,656
  Executive Officer    1997 170,833  100,000    -        12,000       10,902

Martin Stuart          1999 175,000    9,375    -        10,000        4,800
   Vice President,     1998 130,894   74,280    -         5,000        6,080
Business Development   1997  89,167   85,222    -        22,500       15,027

Peter Hecht            1999 120,030     -       -        10,000       32,529
   Vice President,     1998 107,358   12,251    -         7,500        9,734
 European Research     1997  73,982   25,525    -        20,000        9,482
        Operations

Mary P. Woodward       1999 137,083     -       -        10,000        4,112
   Vice President,     1998 119,792             -         5,000        3,591
Strategic Development  1997  95,000   26,586    -         5,000        3,648

Paul L. Weber          1999 135,000    1,567    -        10,000        4,050
   Vice President,     1998 122,854    9,916    -         5,000       13,031
Software Consulting    1997  99,000   35,000    -         5,000        4,020
           Services

Richard D. Cramer, III 1999 140,000     -       -        10,000           -
   Vice President,     1998 128,750     -       -        10,000           -
Scientific Activities  1997 115,000   38,669    -         5,000        2,588

(1)  Includes salary deferred under the Company's 401(k) Plan.
(2)  Bonuses  earned were based on an allocation of a  discretionary bonus pool. The 1998 and 1999 bonuses paid to Messrs. Hecht, Stuart and Weber included a commission related to achieving targeted revenue goals.
(3) The number of shares underlying option grants include options granted to Tripos employees under the 1994 Stock Option Plan.
(4)  For   1999,  "All  Other  Compensation"  includes  a  matching
  contribution to the Company's 401(k) Plan. Also included for Mr. Hecht is a car allowance ($13,594) and housing allowance ($16,507).



Stock Options

   The following table contains information concerning the grant of stock options made to the Named Executive Officers in 1999.

                OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                               Potential
                          Individual Grants                    Realizable
                   Number of   % of Total                      Value at Assumed
                   Securities  Options/                        Annual Rates of
                   Underlying  SARs       Exercise             Stock Price
                   Options/    Granted to Price                Appreciation for
                   SARs        Employees  Per       Expiration Option Term
      Name         Granted     in Fiscal  Share(2)  Date       5% (3)   10% (3)
                               Year
John P. McAlister  20,000(1)    9.0%      $7.6875   5/11/09    $96,693  $245,038
Richard D. Cramer  10,000(1)    4.5%      $7.6875   5/11/09    $48,346  $122,519
Peter Hecht        10,000(1)    4.5%      $7.6875   5/11/09    $48,346  $122,519
Martin Stuart      10,000(1)    4.5%      $7.6875   5/11/09    $48,346  $122,519
Paul L. Weber      10,000(1)    4.5%      $7.6875   5/11/09    $48,346  $122,519
Mary P. Woodward   10,000(1)    4.5%      $7.6875   5/11/09    $48,346  $122,519

(1) The options granted under the 1994 Stock Option Plan become exercisable as to 25% of the option shares on the first anniversary of the grant date and 1/48th per month for three years thereafter. The options have a 10-year term, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(2) The exercise price of each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(3) The five percent (5%) and ten percent (10%) assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level.


Option Exercises and Holdings

      The following table provides information with respect to the Named Executive Officers concerning unexercised options held as of the end of the 1999 fiscal year.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                  AND FISCAL YEAR-END OPTION VALUES


                                Number of Securities
                   Shares                    Underlying             Value of Unexercised
                   Acquired    Value      Unexercised Options     in-the-Money Options
Name               on Exercise Realized     at Year-End 1999       at  Fiscal Year-End
                     #         $        Exercisable Unexercisable Exercisable   Unexercisable
John P. McAlister    0         $0       135,688     26,312        $825,940 (1)  $84,060
Richard D. Cramer    0         $0        56,184     17,916        $292,394 (1)  $39,256
Peter Hecht          0         $0        28,094     24,406        $ 58,681 (1)  $41,068
Martin Stuart        0         $0        28,210     24,290        $ 56,313 (1)  $42,312
Paul L. Weber        0         $0        34,271     15,729        $187,500 (1)  $38,125
Mary P. Woodward     0         $0        42,240     15,260        $235,487 (1)  $39,825

(1) Based on the fair market value of Tripos Common shares on December 31, 1999 ($11.50 per share).


                REPORT OF THE COMPENSATION COMMITTEE

      The following is the Report of the Compensation Committee of the Board of Directors ("the Committee"), describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1999. The Compensation Committee of the Board of Directors is responsible for setting the general compensation policies of the Company, which include specific compensation levels for executive officers, bonus pools, and the 1994 Tripos Stock Option Plan. These programs and the Committee's compensation philosophy are designed to attract and retain key executives by providing appropriate incentives linked to Company performance. The Committee is composed of all non-employee Directors.

Compensation Philosophy

      The Compensation Committee evaluates the performance of the Chief Executive Officer and other officers of Tripos annually based upon financial and non-financial performance goals which contribute to the profitability of the Company. The Compensation Committee has approved compensation policies that seek to enhance the linkage of compensation to Company objectives and overall company performance. The executive officers' compensation package is comprised of (i) base salary, (ii) annual incentive opportunity tied to achievement of Operating Income and other goals, and (iii) long-term incentives established to align management with shareholders, in the form of stock options. The Chief Executive Officer recommends annual increases for other executives for review and approval by the Board.

                 * Base Salaries -- Individual salary increases are likely to be based on a variety of factors including, but not limited to: competitive salary levels, individual job responsibilities, results versus target objectives, and Company financial performance.

                * Annual Incentives -- Effective for fiscal 1995 and later years, the Company's officers were eligible to participate in an annual incentive compensation plan. Annual incentive targets are set as a percent of salary for each officer based on attainment of financial goals including Operating Income and individual performance goals. Weighting of goals varies by participant. Over 120% of the Operating Income goal was achieved in fiscal 1996, therefore a payout related to financial goals was made in early 1997. No payout was made in 1998 for fiscal 1997 or in 1999 for 1998.

                 * Long-term Incentives -- The Company has adopted the 1994 Tripos Stock Option Plan to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, and to promote the success of the Company's business. Awards under the 1994 Tripos Stock Option Plan are designed to give the recipient a significant equity stake in the Company and thereby closely align their interests with those of the Company's shareholders. The Committee has established certain general guidelines in making option grants to executive officers in an attempt to target a fixed number of unvested option shares based upon the individual's position with the Company and his or her existing holdings of unvested options. The number of shares granted to each executive officer in fiscal years 1999, 1998 and 1997 was based upon the officer's tenure, level of responsibility, and relative position in the Company. However, the Committee does not adhere strictly to these guidelines and will occasionally vary the size of the option grant made to each executive officer as circumstances warrant.

      The Internal Revenue Code, and the regulations promulgated thereunder, limit the tax deduction the Company may recognize for compensation paid to its executive officers whose compensation is listed in this Proxy Statement, to $1.0 million per person, per year. This deduction limit does not apply to compensation that complies with applicable provisions of such regulations. Because the Committee did not expect the compensation to be paid to such persons to exceed $1.0 million per person in 1999, the Committee did not take any action prior to or during 1999 which would have been required to comply with the aforementioned regulations so that the deduction limit would not apply. The Committee will continue to evaluate the other components of the Company's executive compensation program and will take the necessary actions with respect to such regulations if it is deemed appropriate to do so with respect to compensation to be paid to executive officers in future years.


Chief Executive Officer Compensation

     The Chairman and other members of the Compensation Committee meet semi-annually with Dr. McAlister to discuss his personal performance during the fiscal year. The Committee's objective is to have Dr. McAlister's base salary keep pace with the salaries being paid to similarly situated CEOs in the software and biotechnology industries, and reflect individual performance and achievement of Tripos corporate goals. Dr. McAlister's base salary is reviewed annually by the Compensation Committee based on these discussions and other criteria mentioned above.

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report and the
Performance Graph which follows shall not be deemed to be incorporated by reference into any such filing.

          Compensation Committee
          Mr. Ralph S. Lobdell, Chairman
          Mr. Stewart Carrell
          Mr. Gary Meredith
          Dr. Ferid Murad
          Mr. Alfred Alberts


                  COMPARISON OF SHAREHOLDER RETURN

        Indexed Comparison of Total Return since Distribution
        Total Return Index for the NASDAQ National Market and
          Total Return for NASDAQ Pharmaceutical Companies

Graph of the following data is presented here in document distributed to Shareholders.

                 6/1/94 12/31/94 12/31/95 12/31/96 12/31/97 12/31/98 12/31/99
NASDAQ           100.00  103.15   145.79   179.37   219.79   309.64   562.87
Pharmaceuticals  100.00   97.46   178.76   179.31   185.16   235.81   438.86
Tripos, Inc.     100.00   86.36   154.55   213.64   265.91   138.64   209.09


 Note:     Assumes $100 invested on 6/1/94 in the Company, the total
  return index for the NASDAQ National Market and the total return index for NASDAQ Pharmaceutical
  Companies.  Assumes reinvestment of dividends on a daily basis.

      The graph covers the period from June 1, 1994, the date the Company's distribution of Common Stock to holders of record of the Common Stock of E&S commenced, through the fiscal year ended December 31, 1999. The graph assumes that $100 was invested on June 1, 1994 in the Company's Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.


                            ANNUAL REPORT

      A copy of the Annual Report of the Company for the fiscal year ended December 31, 1999 has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Company filed a Form 10-K with the SEC. Shareholders may obtain a copy of the Form 10-K without charge, by writing to Colleen Martin/Corporate Secretary, at the Company's executive offices at 1699 South Hanley Road, St. Louis, Missouri 63144.

             SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

       Ernst & Young LLP, independent certified public accountants, has been selected by the Board of Directors as the firm to audit the accounts and to report on the financial statements of the Company for the current fiscal year ending December 31, 2000. Neither Ernst & Young LLP, nor any of its members has any financial interest, direct or indirect, in the Company, nor has Ernst & Young LLP, nor any of its members ever been connected with the Company as promoter, underwriter, voting trustee, director, officer or employee. It is anticipated that a representative of Ernst & Young LLP will attend the meeting and shall be available to respond to appropriate questions. It is not anticipated that the representative from Ernst & Young LLP will make any statement or presentation.



                            OTHER MATTERS

      The Board of Directors does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.

                                   TRIPOS, INC.



                                   Colleen A. Martin
                                   Corporate Secretary

                                   April 7, 2000
                                   St. Louis, Missouri




THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"THE FOLLOWING
PROPOSALS.
                                             Please mark
                                             your votes as
                                             indicated in
                                             this example   X

1. Election of Directors               2. In their discretion, the
                                       proxies are authorized to vote on
                                       such other business as may properly
FOR all             WITHHOLD           come before this meeting, or any
nominees listed     AUTHORITY          adjournments or postponements thereof.
below (except       to vote for all
as marked to the    nominees listed
contrary below)     below

[   ]               [   ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

01 Ralph Lobdell     03 Alfred Alberts   05 Stewart Carrell
02 John McAlister    04 Gary Meredith    06 Ferid Murad

                                       This proxy, when properly
                                       executed, will be voted in the
                                       manner directed herein
                                       by the undersigned shareholder. IF
                                       NO DIRECTION IS MADE, THIS PROXY
                                       WILL BE VOTED FOR PROPOSAL 1.

                                      Dated: ________________ , 2000



                                      _____________________________________
                                      Signature*



                                      _____________________________________
                                      Signature, if held jointly*

                                      *Please sign exactly as name
                                      appears on this form. When signing
                                      as attorney, executor, administrator,
                                      trustee, or guardian, please give full
                                      title as such. If a corporation, please
                                      sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PRIOR TO THE MEETING.



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                            Tripos, Inc.
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                                        April 7, 2000

     The undersigned hereby appoints Colleen A. Martin and John D. Yingling with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders to be held on May 11, 2000, at 1:00 p.m., local time, at the World Trade Center St. Louis, 121 S. Meramec, 10th Floor, Clayton, Missouri, 63105, or at any adjournment thereof, as follows (1) as hereinafter specified upon the proposals listed on the reverse and as more particularly described in the Company's proxy statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the Annual Meeting of Shareholders.

   PLEASE DETACH AND MARK THE PROXY, SIGN IT ON THE REVERSE SIDE,
     AND RETURN IT IN THE ENVELOPE PROVIDED BEFORE THE MEETING.


                        FOLD AND DETACH HERE